UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2005

MEDTOX SCIENTIFIC, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-11394	95-3863205
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

402 West County Road D, St. Paul, Minnesota	55112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (651) 636-7466

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.    Regulation FD Disclosure

On April 28, 2005, MEDTOX Scientific, Inc. held its Annual Meeting of Shareholders. The presentation to shareholders is attached as Exhibit 99.1. 2

Item 8.01.   Other Events

On April 28, 2005, MEDTOX Scientific, Inc. held its Annual Meeting of Shareholders. Shareholders elected one incumbent director, Richard J. Braun, MBA, JD, to a three-year term expiring in 2008. Mr. Braun, MEDTOX’s chairman of the board, president and chief executive officer, joins Samuel C. Powell, Ph.D., Robert A. Rudell, MBA, Brian P. Johnson, MBA, and Robert J. Marzec, MBA, CPA, whose terms expire in 2006 and 2007, as directors on the MEDTOX five-member board of directors.

Shareholders also approved a proposal to amend the Company’s Certificate of Incorporation to increase the number of authorized shares of Common Stock from 14,400,000 to 28,000,000.

MEDTOX Scientific, Inc. is also pleased to announce that Joseph Jennings has recently joined the Company as Director of Investor Relations. As part of his employment arrangement and as an inducement to accept the position, he will be granted 5,000 restricted shares of stock.

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Item 9.01.    Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired. Not applicable.

(b)	Proforma financial information. Not applicable.

(c)	Exhibits.

The following exhibit is filed as part of this report:

Exhibit No.	Description
99.1	MEDTOX Scientific, Inc. presentation to shareholders, dated April 28, 2005.

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SIGNATURES Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDTOX Scientific, Inc.

Date: April 28, 2005	By: /s/ Richard J. Braun
Name: Richard J. Braun
Title: Chief Executive Officer

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INDEX TO EXHIBITS

Exhibit No.	Description
99.1	MEDTOX Scientific, Inc. presentation to shareholders, dated April 28, 2005.

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